Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Zhone Technologies, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-115306 and 333-113320) and in the registration statements on Form S-8 (Nos. 333-202580, 333-194334, 333-180148, 333-172876, 333-165510, 333-158009, 333-155321, 333-149598, 333-141153, 333-134217, 333-132336, 333-128092, 333-123369, 333-117142, 333-110713, 333-98855, 333-88732, 333-83422, 333-73352, and 333-61956) of Zhone Technologies, Inc. of our report dated March 23, 2016, with respect to the consolidated balance sheets of Zhone Technologies, Inc. and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of comprehensive income (loss), stockholders’ equity, and cash flows, for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which report appears in the December 31, 2015 annual report on Form 10-K of Zhone Technologies, Inc.
/s/KPMG LLP
San Francisco, California
March 23, 2016